                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 of our report dated January 22, 1999 except for Note M for which the date is on our audit of the financial statements of Claimsnet.com inc., and our report dated June 2, 1997, on our audit of the financial statements of Medica Systems, Inc. We also consent to the reference to our firm under the caption "Experts".


                                                         /s/ King Griffin &
                                                         Adamson P.C.
                                                    ----------------------------

                                                         KING GRIFFIN & ADAMSON
                                                         P.C.

Dallas, Texas


February 19, 1999